Exhibit 99.1

FDA Granted Pediatric Disease Designation for OXi-4503

-Treatment of acute myeloid leukemia (AML) due to genetic mutations that disproportionately affect pediatric patients

AGOURA HILLS, Calif., September 16, 2020 (GLOBE NEWSWIRE) — Mateon Therapeutics “Mateon” (OTCQB: MATN), a leading developer of TGF-β therapeutics for oncology and COVID-19, announced today that the US Food and Drug Administration (FDA) granted our request and designate OXi4503 (combretastatin A1-diphosphate; CA1P) for treatment of acute myeloid leukemia (AML) due to genetic mutations that disproportionately affect pediatric patients as a drug for a “rare pediatric disease,” as defined in section 529(a)(3) of the Federal Food, Drug, and Cosmetic Act (FD&C Act) (21 U.S.C. 360ff(a)(3)).

“We are excited about this Rare Pediatric Disease designation for AML.”, said Dr. Vuong Trieu, Chief Executive Officer of Mateon. “This builds on our previous Rare Pediatric Disease designations for OT-101 and CA4P. It also completed our refocusing of the company to rare pediatric diseases. We are looking forward to initiate clinical programs among these indications post-COVID-19. In the meantime, we are focusing on deploying OT-101 against severe COVID-19 and Artemisinin against COVID-19 in general among various clinical trials globally.”.

OXi4503 in combination with standard chemotherapy drug cytarabine was generally well tolerated by adult AML patients and a maximum tolerated dose level of OXi4503 was identified as the recommended dose for further clinical development of this novel two-drug combination. In 26 evaluable AML patients, there were 4 complete remissions (CR/CRi) and one partial remission (PR). The CR responses were associated with >1-year overall survival times. The combination therapy exhibited a manageable toxicity and a promising benefit to risk profile in older adults with relapsed AML. Four of the 5 objective responders were in the ≥65-years poor prognosis age category with adverse cytogenetic features.

Acute leukemia is the most common cancer in children accounting for one-third of all childhood cancers. Acute lymphoblastic leukemia (ALL) accounts for 80% and acute myeloid leukemia (AML) accounts for 15% of all acute leukemia cases in children. Children with AML have a worse prognosis with a 5-year survival rate of 64% than children with ALL who have a 5-year survival rate of ~90% on contemporary risk-adjusted treatment programs. Children with AML who have unfavorable risk factors, such as adverse cytogenetics, have a particularly poor survival outcome even after intensive multimodality therapy and hematopoietic stem cell transplantation. Approximately one-third of children with AML relapse after induction chemotherapy and only one-third of these patients become long-term survivors. Relapsed disease is the greatest challenge to a better survival outcome in AML. Although new drugs have recently been developed against several molecular targets in AML blast cells, the vast majority of relapsed pediatric AML patients still die of leukemia. Therefore, novel therapies are urgently needed for pediatric AML.

About Oxi4503

OXi4503 exhibited single-agent anti-leukemia activity in animal models of AML and in a Phase 1A clinical study for relapsed/refractory (R/R) AML. Notably, the combination of OXi4503 with cytarabine (ARA-C) in xenografted human AML models was more effective than either drug alone. The clinical safety profile of OXi4503 as a single agent has previously been evaluated in Phase 1A clinical trials. In the NCT00977210 Phase 1 dose-finding study in 43 advanced solid tumor patients, OXi4503 doses were escalated from 0.06 to 15.4 mg/m2, and 8.5 mg/m2 was defined as the maximum tolerated dose (MTD). In the NCT01085656 Phase 1A trial designed to evaluate the safety profile, MTD, and recommended Phase 2 dose of OXi4503 in patients with R/RAML and MDS, a total of 18 patients were treated with single-agent OXi4503 and showed a manageable safety profile at single-agent dose levels up to of 7.81 mg/m2 and there was early evidence of possible single-agent anti-AML activity. More recently, a Phase 1B study was performed to evaluate the safety, tolerability, and clinical activity of a combination of OXi4503 and the standard anti-AML drug ARA-C. The combination therapy exhibited a manageable toxicity and a promising benefit to risk profile in adults with relapsed AML. An MTD level of OXi4503 was identified as the recommended dose for further clinical development of this novel two-drug combination. In 26 evaluable AML patients, there were four complete remissions (CR/CRi) and one partial remission. The median overall survival time for the four patients who achieved a CR/CRi was 528 days (95% confidence interval [CI]: 434 – NA), which was significantly longer than the median overall survival time of 113 days (95% CI: 77–172) for the remaining 22 patients who did not achieve a CR (Log rank Chi-square = 11.8, P-value = 0.0006).

About rare pediatric disease voucher program

The FDA grants rare pediatric disease designation for diseases with serious or life-threatening manifestations that primarily affect people aged from birth to 18 years, and that affect fewer than 200,000 people in the U.S. Under the FDA’s Rare Pediatric Disease Priority Review Voucher program, a sponsor who receives an approval of a new drug application or biologics license application for a product for the prevention or treatment of a rare pediatric disease may be eligible for a voucher, which can be redeemed to obtain priority review for any subsequent marketing application, and may be sold or transferred. In August 2019, AstraZeneca has reportedly paid approximately $95 million to buy a priority review voucher from Swedish Orphan Biovitrum (Sobi) (https://www.astrazeneca.com/media-centre/press-releases/2019/astrazeneca-agrees-to-buy-us-fda-priority-review-voucher-from-sobi-22082019.html). Likewise, Biohaven Pharmaceutical Holding Company Ltd. reportedly paid approximately $105 million for a priority review voucher in March 2019 (https://www.biohavenpharma.com/investors/news-events/press-releases/03-18-2019).

About Mateon Therapeutics

Mateon was created by the recent reverse merger with Oncotelic which became a wholly owned subsidiary of Mateon Therapeutics Inc. (OTCQB:MATN) creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer. OT-101, the lead immuno-oncology drug candidate of Mateon/Oncotelic, is a first-in-class anti-TGF-βRNA therapeutic that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. Mateon/Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on pediatric cancer patients. Mateon has rare pediatric designation for DIPG (CA4P) and melanoma (CA4P). For more information, please visit www.oncotelic.com and www.mateon.com.

Mateon’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Mateon Therapeutics, Inc.:

Amit Shah

ashah@oncotelic.com